EXHIBIT 10.18

MARTEN TRANSPORT, LTD.

2005 STOCK INCENTIVE PLAN

1.             Purpose of Plan.

The purpose of the Marten Transport, Ltd. 2005 Stock Incentive Plan (the “Plan”) is to advance the interests of Marten Transport, Ltd. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company’ economic objectives.

2.             Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1  “Board” means the Board of Directors of the Company.

2.2  “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

2.3  “Cause” means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

2.4  “Change in Control” means an event described in Section 13.1 of the Plan.

2.5  “Code” means the Internal Revenue Code of 1986, as amended.

2.6  “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.7  “Common Stock” means the common stock of the Company, par value $0.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.8  “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.9  “Effective Date” means May 3, 2005 or such later date as the Plan is initially approved by the Company’s stockholders.

2.10  “Eligible Recipients” means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and any non-employee directors, consultants, advisors and independent contractors of the Company or any Subsidiary.

2.11  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12  “Fair Market Value” means, with respect to the Common Stock, as of any date: (i) (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) the closing sale price of the Common Stock as reported on the Nasdaq National Market System or on any national exchange; or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national exchange or on the Nasdaq National Market System, the closing sale price as of such date at the end of the regular trading session, as reported by the Nasdaq SmallCap Market, OTC Bulletin Board, the Bulletin Board Exchange (BBX) or the National Quotation Bureaus, Inc., or other comparable service; or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.13  “Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit Award or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.

2.14  “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15  “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.16  “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.17  “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.18  “Performance Criteria” means the performance criteria that may be used by the Committee in granting Incentive Awards contingent upon achievement of performance goals, consisting of net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales), cash flows, market share, cost reduction goals, margins (including one or more of gross, operating and net income margins), stock price, total return to stockholders, economic value added, working capital and strategic plan development and implementation.  The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria.

2.19  “Performance Unit Award” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive the Fair Market Value of one or more shares of Common Stock, payable in shares of Common Stock, the payment, issuance, retention and/or vesting of which is subject to the satisfaction of specified conditions which may include achievement of Performance Criteria or other objectives.

2.20  “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

2.21  “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

2.22  “Retirement” means normal or approved early termination of employment or service pursuant to and in accordance with the regular retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination.

2.23  “Securities Act” means the Securities Act of 1933, as amended.

2.24  “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company in the form of shares of Common Stock, having a value equal to the difference between the Fair Market Value of one or more shares of Common Stock and a specified exercise price of such shares.

2.25  “Stock Bonus” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 10 of the Plan.

2.26  “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

2.27  “Tax Date” means the date any tax withholding obligation arises under the Code for a Participant with respect to an Incentive Award.

3.             Plan Administration.

3.1  The Committee.  The Plan will be administered by the Board or by a committee of the Board.  So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, who are “independent” as required by the listing standards of the Nasdaq Stock Market or any other national exchange that lists the Company and who are “outside directors” within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum.  As used in the Plan, “Committee” will refer to the Board or to such a committee, if established.  To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act or whose compensation in the fiscal year may be subject to the limits on deductible compensation pursuant to Section 162(m) of the Code.  The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise.  Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2  Authority of the Committee.

(a)  In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following:  (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject; provided, however, that notwithstanding any other provision of the Plan, any Incentive Award other than an Option or Stock Appreciation Right will not vest or become payable over a period of less than three (3) years from the date of grant, if vesting or payment is based solely upon the passage of time, and will have a performance measurement period of not less than one (1) year, if vesting or payment is based upon satisfaction of Performance Criteria or other objectives.  In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both; provided, however, that the Committee will have the authority to pay the economic value of any Incentive Award in cash only if, and to the extent, the exercise of such right does not cause an Incentive Award to become subject to Section 409A of the Code.

(b)  Subject to Section 3.2(d), below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however, that the amended or modified terms are permitted by the Plan as then in effect, that such amendment does not cause an Incentive Award to become subject to Section 409A of the Code, and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

(c)  In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

(d)  Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option by:  (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; (B) Restricted Stock Awards; or (C) Performance Unit Awards or Stock Bonuses in exchange; or (iii) repurchasing the underwater Options and granting new Incentive Awards under this Plan.  For purposes of this Section 3.2(d), an Option will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

(e)  Notwithstanding anything in this Plan to the contrary, the Committee will not take any action or exercise any discretion to cause an Incentive Award to become subject to the requirements of Section 409A of the Code.

4.             Shares Available for Issuance.

4.1  Maximum Number of Shares Available; Certain Restrictions on Awards.  Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 1,900,000.  Notwithstanding any other provision of the Plan to the contrary, (i) no Participant in the Plan may be granted Options and Stock Appreciation Rights relating to more than 250,000 shares of Common Stock in the aggregate during any calendar year, (ii) no Participant in the Plan may be granted Incentive Awards (other than Options and Stock Appreciation Rights) relating to more than 125,000 shares of Common Stock pursuant to each type of Incentive Award (other than Options and Stock Appreciation Rights) during any Calendar year, (iii) no more than an aggregate of 500,000 shares of Common Stock may be issued pursuant to Incentive Awards under the Plan, other than Options and Stock Appreciation Rights,  and (iv) no more than 1,900,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan, with the foregoing share limits subject, in each case, to adjustment as provided in Section 4.3.  The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

4.2  Accounting for Incentive Awards.  Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that shares subject to an Incentive Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan.

4.3  Adjustments to Shares and Incentive Awards.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards, and (b) the exercise price of outstanding Options and Stock Appreciation Rights.

5.             Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries.  Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination with other Incentive Awards, as may be determined by the Committee in its sole discretion.  Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.             Options.

6.1  Grant.  An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.  To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2  Exercise Price.  The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant (110% of the Fair Market Value of one share of Common Stock on the date of grant of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.3  Exercisability and Duration.  An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after 10 years from its date of grant (five years from its date of grant in the case of an Incentive Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4  Payment of Exercise Price.

(a)  The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously

Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee; (iii) to the extent permissible under applicable law, by delivery of a promissory note (on terms acceptable to the Committee in its sole discretion); (iv) by a “net exercise of the Option (as further described in paragraph (b), below);  or  (v) by a combination of such methods.

(b)  In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 12.1.

(c)  Previously Acquired Shares tendered or covered by an attestation as payment of an Option exercise price will be valued at their Fair Market Value on the exercise date.

6.5  Manner of Exercise.  An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in Mondovi, Wisconsin and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7.             Stock Appreciation Rights.

7.1  Grant.  An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The payment of the economic value of Stock Appreciation Rights will be made to a Participant in Common Stock.

7.2  Exercise Price.  The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

7.3  Exercisability and Duration.  A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after 10 years from its date of grant.  A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

7.4  Grants in Tandem with Options.  Stock Appreciation Rights may be granted alone or in addition to other Incentive Awards, or in tandem with an Option.  A Stock Appreciation Right may be issued in tandem with an Option only if neither the Option nor the Stock Appreciation Right is subject to the requirements of Section 409A of the Code.  A Stock Appreciation Right granted in tandem with an Option shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number as the Committee may determine), shall be exercisable at such time or times and only to the extent that the related Option is exercisable, have the same term as the Option and shall have an exercise price equal to the exercise price for the Option, which shall in no event be less than the Fair Market Value of one share of Common Stock on the date of grant.  Upon the exercise of a Stock Appreciation Right granted in tandem with an Option, the Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an Option having a related Stock Appreciation Right, the Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

8.             Restricted Stock Awards.

8.1  Grant.  An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period, provided such restrictions cause the Restricted Stock Award and underlying Common Stock to not be includible in income under Section 83 of the Code by reason of the property being nontransferable and subject to a substantial risk of forfeiture within the meaning of Section 409A of the Code.

8.2  Rights as a Stockholder; Transferability.  Except as provided in Sections 8.1, 8.3, 8.4 and 14.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

8.3  Dividends and Distributions.  Any dividends or distributions paid other than in the form of cash with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate.

8.4  Enforcement of Restrictions.  To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

9.             Performance Unit Awards.

An Eligible Recipient may be granted one or more Performance Unit Awards under the Plan, and such Performance Unit Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the payment, issuance, retention and/or vesting of such Performance Unit Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that in all cases payment of a Performance Unit Award will be made to the Participant within two and one-half months following the end of the Participant’s tax year during which receipt of the Performance Unit Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code.

10.           Stock Bonuses.

An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee.  The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under this Section 10 upon the Participant becoming the holder of record of such shares.  The Committee may impose such restrictions or conditions, not inconsistent with the other provisions of the Plan, to the payment, issuance, retention and/or vesting of such Stock Bonuses and/or on the assignment or transfer of shares of Common Stock issued pursuant to the Stock Bonus as it deems appropriate, including, without limitation (i) the achievement of one or more of Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that in all cases payment of a Stock Bonus will be made to the Participant within two and one-half months following the end of the Participant’s tax year during which receipt of the Stock Bonus is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code.

11.           Effect of Termination of Employment.  The following provisions shall apply upon termination of a Participant’s employment or other service with the Company and all Subsidiaries, except to the extent that the Committee provides otherwise in an agreement evidencing an Incentive Award at the time of grant or determines otherwise pursuant to Section 11.3.

11.1  Termination of Employment Due to Death, Disability or Retirement.  In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement:

(a)  All outstanding Options and Stock Appreciation Rights then held by the Participant will remain exercisable to the extent exercisable as of such termination for a period of one year after such termination (but in no event after the expiration date of such Option or Stock Appreciation Right);

(b)  All outstanding Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited; and

(c)  All outstanding Performance Unit Awards and Stock Bonuses then held by the Participant that have not vested will be terminated and forfeited.

11.2  Termination of Employment for Reasons Other than Death, Disability or Retirement. In the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and no Options or Stock Appreciation Rights then held by the Participant will thereafter be exercisable, all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited, and all Performance Unit Awards and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Unit Awards or Stock Bonuses; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for Cause as defined in Section 2.3, all outstanding Options and Stock Appreciation Rights then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right).

11.3  Modification of Rights Upon Termination.  Notwithstanding the other provisions of this Section 11, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), except as provided in clause (ii), below, cause Options or Stock Appreciation Rights (or any part thereof) then held by such Participant to become or continue to terminate, become exercisable, and/or remain exercisable following such termination of employment, and Restricted Stock Awards, Performance Unit Awards and Stock Bonuses then held by such Participant to terminate, vest, and/or continue to vest or become free of restrictions and conditions to issuance, as the case may be, following such termination of employment, in each case in the manner determined by the Committee; provided, however, that (i) no Incentive Award may remain exercisable or continue to vest for more than two years beyond the date such Incentive Award would have terminated if not for the provisions of this Section 11.3 but in no event beyond its expiration date; (ii) any such action adversely affecting any outstanding Incentive Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 13 of the Plan); and (iii) any such action does not cause any outstanding Incentive Award to become subject to the requirements of Section 409A of the Code.

11.4  Determination of Termination of Employment or Other Service.

(a)  The change in a Participant’s status from that of an employee of the Company or any Subsidiary to that of a non-employee consultant or advisor of the Company or any

Subsidiary will, for purposes of the Plan, be deemed to result in a termination of such Participant’s employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

(b)  The change in a Participant’s status from that of a non-employee consultant or  advisor of the Company or any Subsidiary to that of an employee of the Company or any Subsidiary will not, for purposes of the Plan, be deemed to result in a termination of such Participant’s service as a non-employee consultant or advisor with the Company and its Subsidiaries, and such Participant will thereafter be deemed to be an employee of the Company or its Subsidiaries until such Participant’s employment is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment (subject to paragraph (a), above).

(c)  Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

12.           Payment of Withholding Taxes.

12.1  General Rules.  The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts the Company reasonably determines are legally required and necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to Participant in connection with an Incentive Award, provided such action does not cause the Incentive Award to become subject to the requirements of Section 409A of the Code; or (c) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

12.2  Special Rules.  The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 12.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods, provided such action does not cause the Incentive Award to become subject to the requirements of Section 409A of the Code.  For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

13.           Change in Control.

13.1  A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a)  the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company; or

(b)  the approval of stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(c)  a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing less than 50% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors; or

(d)  any person, other than (i) the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, (iii) Randolph L. Marten or any of his affiliates, or (iv) Christine K. Marten or any of her affiliates, becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors.

13.2  Acceleration of Vesting.  Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award: (a) all outstanding Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable in accordance with their terms; (b) all outstanding Restricted Stock Awards will become immediately fully vested and non-forfeitable; and (c) all outstanding Performance Unit Awards and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units Awards or Stock Bonuses.

13.3  Cash Payment.  If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, may determine that: (i) some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options (or, in the event that there is no excess, that such Options will be terminated); and (ii) some or all Participants holding Performance Unit Awards will receive, with respect to some or all of the shares of Common Stock subject to such Performance Unit Awards, as of the effective date of any such Change in Control of the Company, cash in an amount equal the Fair Market Value of such shares immediately prior to the effective date of such Change in Control.  Notwithstanding the foregoing provisions of this Section 13.3, the Committee may not make a cash payment if such payment would cause the Option or Performance Unit Award to become subject to the requirements of Section 409A of the Code.

13.4  Limitation on Change in Control Payments.  Notwithstanding anything in Section 13.2 or 13.3 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 13.2 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 13.3 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 13.2 or 13.3 of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, that such reduction shall be made only if the aggregate amount of the payments after such reduction exceeds the difference between (A) the amount of such payments absent such reduction minus (B) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments.  Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will be reduced, that the Participant will have the discretion to determine which “payments” will be reduced, that such “payments” will not be reduced or that such “payments” will be “grossed up” for tax purposes), then this Section 13.4 will not apply, and any “payments” to a Participant pursuant to Section 13.2 or 13.3 of the Plan will be treated as “payments” arising under such separate agreement.

14.           Rights of Eligible Recipients and Participants; Transferability.

14.1  Employment or Service.  Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

14.2  Rights as a Stockholder.  As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares.  Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion, provided such adjustment for dividends or distributions does not cause the Incentive Award to become subject to the requirements of Section 409A of the Code.

14.3  Restrictions on Transfer.

(a)  Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting or issuance (in the case of Restricted Stock Awards, Performance Unit Awards or Stock Bonuses) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b)  A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 11 of the Plan) may be made by, such beneficiary.  If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 11 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees.  If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options, then such payments will be made to, and the exercise of such Options may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c)  Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.  Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer.  A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

14.4  Non-Exclusivity of the Plan.  Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

15.           Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. which the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

16.           Performance-Based Compensation Provisions.

The Committee, when it is comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code (“Section 162(m)”), in its sole discretion, may designate whether any Incentive Awards are intended to be “performance-based compensation” within the meaning of Section 162(m).  Any Incentive Awards so designated will, to the extent required by Section 162(m), be conditioned upon the achievement of one or more Performance Criteria, and such Performance Criteria will be established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) giving due regard to the disparate treatment under Section 162(m) of Options and Stock Appreciation Rights (where compensation is determined based solely on an increase in the value of the underlying stock after the date of grant or award), as compared to other forms of compensation, including Restricted Stock Awards, Performance Unit Awards and Stock Bonuses.  The Committee shall also certify in writing that such Performance Criteria have been met prior to payment of compensation to the extent required by Section 162(m).

17.           Exclusion from Section 409A of the Code.

It is intended that the Plan and all Incentive Awards hereunder be issued and administered in a manner that will cause such Incentive Awards to not be treated as deferred compensation subject to the requirements of Section 409A of the Code.  The Committee is authorized to adopt rules or regulations deemed necessary or appropriate, and to take such other actions determined to be reasonably necessary, to qualify for any exception or exclusion from the requirements of Section 409A of the Code (including any transition or grandfather rules relating thereto).

18.           Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time.  The Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company’s stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of the Nasdaq National Market or the rules of any other national exchange that lists the Company; or (ii) such amendment seeks to modify Section 3.2(d) hereof.  No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 13 of the Plan.

19.           Effective Date and Duration of the Plan.

The Plan is effective as of the Effective Date.  The Plan will terminate at midnight on the tenth (10th) anniversary of such Effective Date, and may be terminated prior to such time by Board action.  No Incentive Award will be granted after termination of the Plan.  Incentive Awards outstanding upon termination of the Plan may continue to be exercised, earned or become free of restrictions, according to their terms.

20.           Miscellaneous.

20.1  Governing Law.  Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Wisconsin, notwithstanding the conflicts of laws principles of any jurisdictions.

20.2  Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.